CUSIP No.	13D	Page 18 of 18

EXHIBIT 1

JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: July 27, 2006

STILWELL VALUE PARTNERS VI, L.P.
By: STILWELL VALUE LLC General Partner
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member
STILWELL PARTNERS, L.P.
/s/ Joseph Stilwell Joseph Stilwell General Partner
STILWELL ASSOCIATES, L.P.
By: STILWELL VALUE LLC General Partner
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member
STILWELL VALUE LLC
/s/ Joseph Stilwell By: Joseph Stilwell Managing and Sole Member
JOSEPH STILWELL
/s/ Joseph Stilwell Joseph Stilwell